                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   -----------



                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 1999

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                             0-26224                  51-0317849
----------------------------       -----------           -------------------
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)          Identification No.)

            105 Morgan Lane
         Plainsboro, New Jersey                      08536
---------------------------------------            ----------
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (609) 275-0500

                                 Not Applicable
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.    Acquisition or Disposition of Assets.

         On April 13, 1999, Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company"), filed a Current Report on Form 8-K disclosing that on March 29, 1999, the Company acquired certain assets and stock held by Saba Medical Management Co., Inc., Saba Medical Group, L.P. and Heyer-Schulte NeuroCare, L.P. and its subsidiaries, Heyer-Schulte NeuroCare, Inc., Camino NeuroCare, Inc. and Neuro Navigational, L.L.C. (collectively, the "NeuroCare Group"), through the Company's wholly-owned subsidiaries, NeuroCare Holding Corporation ("NeuroCare Holding"), Integra NeuroCare LLC and Redmond NeuroCare LLC. This Report on Form 8-K/A is being filed to present and disclose the financial statements and pro forma financial information required to be filed in connection with the acquisition of the NeuroCare Group.

         The NeuroCare Group designs, manufactures and sells implants, instruments and monitors used in neurosurgery and intensive care units, primarily for the treatment of hydrocephalus and neurosurgical trauma. The NeuroCare Group's product line includes the Camino, Heyer-Schulte, Redmond and Neuro Navigational brand names, and its assets include a manufacturing, packaging and distribution facility in San Diego, California and a manufacturing facility in Anasco, Puerto Rico, as well as a corporate headquarters in Pleasant Prairie, Wisconsin which the Company intends to close by August 1, 1999. The Company intends to continue the business and operations of the NeuroCare Group through Integra NeuroCare LLC and its subsidiaries (collectively, "Integra NeuroCare").

         The purchase price for the NeuroCare Group consisted of $14 million in cash and $11 million of indebtedness assumed by Integra NeuroCare under a term loan from Fleet Capital Corporation ("Fleet"). Fleet is also providing a $4 million revolving credit facility to Integra NeuroCare for working capital and other corporate purposes (together with the term loan, the "Fleet Credit Facility"). All the assets and ownership interests of Integra NeuroCare have been pledged as collateral under the Fleet Credit Facility, and NeuroCare Holding has guaranteed Integra NeuroCare's obligations thereunder. In addition, Integra NeuroCare is subject to various financial and non-financial covenants under the Fleet Credit Facility, including restrictions on its ability to transfer funds to the Company or the Company's other subsidiaries. The financial covenants specify minimum levels of interest coverage, net worth, operating cash flow and fixed charge coverage, and also specify maximum levels of capital expenditures and total indebtedness to operating cash flow, among others. None of the other assets of the Company or its other subsidiaries have been pledged under the Fleet Credit Facility.

         The purchase price was financed in part through the sale of $10 million of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") and related warrants (the "Warrants") to SFM Domestic Investments LLC and Quantum Industrial Partners LDC (together, the "Series B Purchasers"), affiliates of Soros Private Equity Partners LLC. The shares of Series B Preferred Stock are convertible into 2,617,800 shares of the Company's common stock. The Warrants are exercisable at any time prior to their expiration on March 28, 2001 for 240,000 shares of the Company's common stock at an exercise price of $3.82 per share. The Company utilized the proceeds from the sale of the Series B Preferred Stock and funds from its existing cash balances to fund the cash portion of the purchase price.

         In connection with the purchase of the Series B Preferred Stock and the Warrants, the Company has entered into a Registration Rights Agreement with the Series B Purchasers pursuant to which the Company granted the Series B Purchasers certain registration rights with respect to the shares of common stock of the Company issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         The following combined consolidated financial statements cover Saba Medical Management Co., Inc., Saba Medical Group, L.P., and subsidiaries. Saba Medical Management Co., Inc.and Saba Medical Group, L.P. were formed in June, 1994, for the purpose of acquiring and operating businesses in the medical device industry.

         Report of Independent Public Accountants.

         Combined Consolidated Balance Sheets as of December 31, 1998 and 1997.

         Combined Consolidated Statements of Income for the years ended December
                  31, 1998, 1997 and 1996.

         Combined Consolidated Statements of Partnership Capital and
                  Stockholders' Equity for the years ended December 31, 1998, 1997 and 1996.

         Combined Consolidated Statements of Cash Flows for the years ended
                  December 31, 1998, 1997 and 1996.

         Notes to Combined Consolidated Financial Statements.

(b)      Pro Forma Financial Information.

         Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited).

         Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999 (unaudited).

         Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Saba Medical Management Co., Inc.
and to the Partners of
Saba Medical Group, L.P.:


We have audited the accompanying combined consolidated balance sheets of SABA MEDICAL MANAGEMENT CO., INC. (a Delaware corporation) AND SABA MEDICAL GROUP, L.P. (a Delaware limited partnership) AND SUBSIDIARIES (together "Saba Medical") as of December 31, 1998 and 1997, and the related combined consolidated statements of income, partnership capital and stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These combined consolidated financial statements are the responsibility of Saba Medical's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saba Medical as of December 31, 1998 and 1997, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Chicago, Illinois
March 5, 1999

         SABA MEDICAL MANAGEMENT CO., INC. AND SABA MEDICAL GROUP, L.P.
                                AND SUBSIDIARIES


                      COMBINED CONSOLIDATED BALANCE SHEETS

                        As of December 31, 1998 and 1997

                                 (In thousands)



                                     ASSETS                                         1998           1997
-------------------------------------------------------------------------------  ----------     ----------
CURRENT ASSETS
    Cash                                                                         $     415      $     273
    Accounts receivable--trade, net of allowance of $221 and $254
       for doubtful accounts at December 31, 1998 and 1997, respectively             5,071          4,623
    Inventories
       Raw materials                                                                 3,274          2,569
       Work in process                                                               1,599          1,021
       Finished goods                                                                3,881          3,446
                                                                                 ----------     ----------
                     Total inventories                                               8,754          7,036


    Prepaid expenses                                                                   572            749
    Deferred tax assets                                                                399            367
                                                                                 ----------     ----------
                     Total current assets                                           15,211         13,048
                                                                                 ----------     ----------

PROPERTY, PLANT AND EQUIPMENT                                                        5,758          5,472
    Less- Accumulated depreciation                                                  (3,331)        (2,429)
                                                                                 ----------     ----------
                     Property, plant and equipment, net                              2,427          3,043
                                                                                 ----------     ----------


GOODWILL, net of accumulated amortization of $5,060 in 1998 and
   $4,302 in 1997                                                                    3,498         21,914
                                                                                 ----------     ----------

PATENTS AND TRADEMARKS, net of accumulated amortization of
    $3,762 in 1998 and $2,435 in 1997                                                2,848          3,775
                                                                                 ----------     ----------


OTHER ASSETS                                                                           722            406
                                                                                 ----------     ----------
           Total assets                                                            $24,706        $42,186
                                                                                 ==========     ==========

         SABA MEDICAL MANAGEMENT CO., INC. AND SABA MEDICAL GROUP, L.P.
                                AND SUBSIDIARIES

                      COMBINED CONSOLIDATED BALANCE SHEETS

                        As of December 31, 1998 and 1997

                                 (In thousands)

                      LIABILITIES, PARTNERSHIP CAPITAL AND
                              STOCKHOLDERS' EQUITY                                               1998           1997
-------------------------------------------------------------------------------------------    --------       --------
CURRENT LIABILITIES
    Revolving credit agreement                                                                 $     -        $   118
    Current portion of term loans payable                                                        1,500          1,125
    Accounts payable                                                                             1,914          2,512
    Accrued expenses-
       Payroll and payroll related                                                               1,217            798
       Other                                                                                       859            653
    Income taxes payable                                                                           601             56
                                                                                              ---------      ---------
                     Total current liabilities                                                   6,091          5,262
                                                                                              ---------      ---------

COMMITMENTS AND CONTINGENCIES

TERM LOAN PAYABLE                                                                               12,375         13,875
                                                                                              ---------      ---------

SUBORDINATED PROMISSORY NOTES                                                                   25,798         23,146
                                                                                              ---------      ---------

DEFERRED TAX LIABILITIES                                                                           968          1,174
                                                                                              ---------      ---------

OTHER LIABILITIES                                                                                  276            452
                                                                                              ---------      ---------

PARTNERSHIP CAPITAL
    Common units                                                                                     1              1
    Preferred units                                                                              6,975          6,133
    Accumulated deficit                                                                        (27,879)        (7,958)

STOCKHOLDERS' EQUITY
    Capital in excess of par                                                                       101            101
                                                                                              ---------      ---------
                     Total partnership capital and stockholders' equity                        (20,802)        (1,723)
                                                                                              ---------      ---------
                     Total liabilities, partnership capital and stockholders'
                        equity                                                                 $24,706        $42,186
                                                                                              =========      =========


            The accompanying notes to combined consolidated financial statements are an integral part of these balance sheets.

                      SABA MEDICAL MANAGEMENT CO., INC. AND
                    SABA MEDICAL GROUP, L.P. AND SUBSIDIARIES


                   COMBINED CONSOLIDATED STATEMENTS OF INCOME

           For the Three Years Ended December 31, 1998, 1997 and 1996

                                 (In thousands)

                                                                      1998         1997          1996
                                                                    ---------    ---------     ---------

NET SALES                                                           $ 32,547      $30,508       $25,987

COST OF SALES                                                         15,673       14,964        12,490
                                                                    ---------    ---------     ---------
                     Gross profit                                     16,874       15,544        13,497
                                                                    ---------    ---------     ---------

OPERATING EXPENSES
    Selling and marketing                                              6,525        5,841         4,018
    General and administrative                                         4,003        3,655         3,109
    Research and development                                           2,314        2,857         2,534
    Amortization of intangibles                                        2,380        2,608         2,272
    Royalty expense                                                      210          242           180
    Goodwill impairment                                               17,120            -             -
                                                                    ---------    ---------     ---------
                     Operating income (loss)                         (15,678)         341         1,384

INTEREST EXPENSE, net                                                 (4,052)      (4,072)       (3,798)

OTHER INCOME, net                                                        776        1,023           835
                                                                    ---------    ---------     ---------

LOSS BEFORE INCOME TAXES                                             (18,954)      (2,708)       (1,579)

PROVISION (BENEFIT) FOR INCOME TAXES                                     125           21           (67)
                                                                    ---------    ---------     ---------

NET LOSS                                                            $(19,079)    $ (2,729)     $ (1,512)
                                                                    =========    =========     =========



            The accompanying notes to combined consolidated financial
              statements are an integral part of these statements.

19

         SABA MEDICAL MANAGEMENT CO., INC. AND SABA MEDICAL GROUP, L.P.
                                AND SUBSIDIARIES

             COMBINED CONSOLIDATED STATEMENTS OF PARTNERSHIP CAPITAL
                            AND STOCKHOLDERS' EQUITY

           For the Three Years Ended December 31, 1998, 1997 and 1996

                                 (In thousands)

                                                                                     Stockholders' Equity
                                                                               -----------------------------
                                                                                 Common Stock,                    Total
                                               Partnership Capital              $0.01 Par Value,               Partnership
                                     -----------------------------------------    1,000 Shares      Capital    Capital and
                                      Common       Preferred      Accumulated      Issued and      in Excess  Stockholders'
                                       Units         Units          Deficit       Outstanding        of Par       Equity
                                     ---------    -----------    ------------- ------------------  --------- ---------------
BALANCE AT DECEMBER 31, 1995              1          $4,349       $  (2,383)          $ -             $101      $   2,068

    Accretion on preferred units          -             599            (599)            -                -              -
    Issuance of preferred units           -             200               -             -                -            200
    Net loss                              -               -          (1,512)            -                -         (1,512)
                                     ---------    -----------    ------------- ------------------  --------- ---------------

BALANCE AT DECEMBER 31, 1996              1           5,148          (4,494)            -              101            756

    Accretion on preferred units          -             735            (735)            -                -              -
    Issuance of preferred units           -             250               -             -                -            250
    Net loss                              -               -          (2,729)            -                -         (2,729)
                                     ---------    -----------    ------------- ------------------  --------- ---------------

BALANCE AT DECEMBER 31, 1997              1           6,133          (7,958)            -              101         (1,723)

    Accretion on preferred units          -             842            (842)            -                -              -
    Net loss                              -               -         (19,079)            -                -        (19,079)
                                     ---------    -----------    ------------- ------------------  --------- ---------------

BALANCE AT DECEMBER 31, 1998              1          $6,975        $(27,879)          $ -             $101       $(20,802)
                                     =========    ===========    ============= ==================  ========= ===============


            The accompanying notes to combined consolidated financial
              statements are an integral part of these statements.

                      SABA MEDICAL MANAGEMENT CO., INC. AND
                    SABA MEDICAL GROUP, L.P. AND SUBSIDIARIES


                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

           For the Three Years Ended December 31, 1998, 1997 and 1996

                                 (In thousands)

                                                                                           1998            1997         1996
                                                                                         ----------     ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                              $(19,079)      $(2,729)     $(1,512)
    Adjustments to reconcile net loss to net cash provided by
      operating activities
           Depreciation                                                                      1,036           943          848
           (Gain) loss on disposal of assets                                                    (6)          119            8
           Amortization of intangibles                                                       2,380         2,608        2,272
           Goodwill impairment                                                              17,120             -            -
           Accrued interest on subordinated promissory notes                                 2,653         2,357        1,953
           Deferred income taxes                                                              (238)          (60)        (320)
           Change in assets and liabilities, net of acquisitions of
             businesses-
                 Accounts receivable                                                          (448)         (244)        (427)
                 Inventories                                                                (1,718)          313          421
                 Prepaid expenses                                                              177           (11)           5
                 Other assets                                                                 (375)       (1,221)        (511)
                 Accounts and income taxes payable                                             (53)          331          203
                 Accrued expenses                                                              624          (297)        (840)
                 Other liabilities                                                            (176)          152           16
                                                                                         ----------     ---------    ---------
                     Net cash provided by operating activities                               1,897         2,261        2,116
                                                                                         ----------     ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                                                                      (513)       (1,009)        (880)
    Acquisition of business                                                                      -        (1,664)           -
                                                                                         ----------     ---------    ---------
                     Net cash used in investing activities                                    (513)       (2,673)        (880)
                                                                                         ----------     ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net proceeds from short-term borrowings                                                   (117)        2,275          190
    Repayment of term loans                                                                 (1,125)       (3,098)      (2,508)
    Proceeds from subordinated promissory notes                                                  -         1,000          800
    Issuance of preferred units                                                                  -           250          200
                                                                                         ----------     ---------    ---------
                     Net cash provided by (used in) financing activities                    (1,242)          427       (1,318)
                                                                                         ----------     ---------    ---------

INCREASE (DECREASE) IN CASH                                                                    142            15          (82)

CASH, beginning of year                                                                        273           258          340
                                                                                         ----------     ---------    ---------

CASH, end of year                                                                         $    415       $   273      $   258
                                                                                         ==========     =========    =========

SUPPLEMENTAL INFORMATION
    Accretion on preferred units                                                          $    842       $   735      $   599
                                                                                         ==========     =========    =========

            The accompanying notes to combined consolidated financial
              statements are an integral part of these statements.



                                       9


                      SABA MEDICAL MANAGEMENT CO., INC. AND
                    SABA MEDICAL GROUP, L.P. AND SUBSIDIARIES


               NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997


1.    DESCRIPTION OF BUSINESS

      Saba Medical Management Co., Inc. (a Delaware corporation) ("SMMC, Inc.")
      and Saba Medical Group, L.P. (a Delaware limited partnership) ("SMG,
      L.P.") (together "Saba Medical") were formed in June, 1994, for the purpose of acquiring and operating businesses in the medical device industry. Principal businesses include Heyer-Schulte NeuroCare and Camino
      NeuroCare, Inc.

      Heyer-Schulte NeuroCare

      The acquisition of the Heyer-Schulte product line was consummated on June
      29, 1994, and resulted in the formation of two additional entities:
      Heyer-Schulte NeuroCare, L.P. (a Delaware limited partnership) ("HSNC,
      L.P.") and Heyer-Schulte NeuroCare, Inc. (a Delaware corporation) ("HSNC,
      Inc."). SMMC, Inc., as general partner, is a 1% owner of both SMG, L.P.
      and HSNC, L.P. SMG, L.P. and various investors own the remaining portion of HSNC, L.P. which, in turn, owns 100% of HSNC, Inc. Heyer-Schulte is engaged in the manufacture and sale of silicone shunts and drainage systems used by neurosurgeons primarily in the treatment of hydrocephalus.

      Camino NeuroCare, Inc.

      Camino NeuroCare, Inc. (a Delaware corporation) ("CNC, Inc."), 100% owned by HSNC, L.P., manufactures neurosurgical monitoring devices.

      Saba Medical (along with HSNC, L.P.) is headquartered in Pleasant Prairie,
      Wisconsin, with manufacturing operations for HSNC, Inc. and CNC, Inc.
      located in Anasco, Puerto Rico and San Diego, California, respectively.
      Saba Medical markets its products primarily to neurosurgeons and sells mainly to hospitals and medical supplies distributors throughout the United States and in over 50 foreign countries.

2.    ACQUISITIONS

      On January 2, 1997, Saba Medical (through HSNC, L.P.) acquired certain assets (principally accounts receivable and inventories) of Redmond
      Neurotechnologies Corporation for approximately $700,000 in cash plus the assumption of certain liabilities. The agreement also included two subordinated promissory notes to the former owner which vest based upon the attainment of certain sales and gross margin levels for the three-year period ending December 31, 1999. If all goals are attained, the vested amount of the notes would total


                                       10


      $1,050,000, which would be payable annually over a three-year period beginning April 30, 2000. No amounts are due under these notes at December
      31, 1998 or 1997.

      On March 20, 1997, Saba Medical (through HSNC, L.P.) also acquired certain assets (principally accounts receivable and inventories) from Ballard
      Purchase Corporation for approximately $964,000 in cash plus the assumption of certain liabilities. The agreement also includes an additional contingent payment of up to $1,000,000 based upon the attainment of certain net sales targets, as well as contingent payments of 8% of annual net sales in excess of $3,500,000 for a defined period. No amounts are due under these contingent obligations at December 31, 1998 or 1997.

      These acquisitions have been accounted for as purchases. The cost of the acquisitions has been allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed. The allocation resulted in goodwill of approximately $368,000, which is being amortized over 15 years.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Combination and Consolidation

      The combined consolidated financial statements include the accounts of SMMC, Inc. and SMG, L.P. and its subsidiaries, HSNC, L.P., HSNC, Inc.,
      CNC, Inc. and Neuro Navigational, L.L.C. ("NN, L.L.C.") Collectively, these six entities are referred to as "the Companies." All significant intercompany transactions have been eliminated.

      As described above, HSNC, Inc., CNC, Inc. and NN, L.L.C. are wholly owned subsidiaries of HSNC, L.P., which in turn is majority owned by SMMC, Inc.
      and SMG, L.P. The minority interest is not material to the financial position or results of operations of the Companies.

      Although parent-subsidiary relationships do not exist between SMMC, Inc.
      and SMG, L.P., combined financial statements are presented since these companies are under common ownership and management.

      Inventories

      Inventories are stated at the lower of first-in, first-out cost or market.

      Property, Plant and Equipment

      Property, plant and equipment are stated at cost and include assets held under capital leases. Improvements and additions are capitalized, while maintenance and repairs which do not substantially improve or extend the useful lives of the respective assets are expensed. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets.



                                       11


                  Asset Description                     Life
      --------------------------------------------  -------------

      Machinery and equipment                         3-7 years
      Office furniture and equipment                  3-7 years
      Leasehold improvements                          5-10 years
                                                    =============


      Goodwill and Other Intangibles

      Goodwill arising from business acquisitions is amortized on the straight-line basis over 15 years.

      Patents are being amortized on a straight-line basis over the period of expected benefit (6-17 years).

      Income Taxes

      Provisions are made for federal and state income taxes on the reported earnings of the corporate entities regardless of the period when such taxes are payable. Deferred taxes are recognized for temporary differences between financial and income tax reporting based on current tax laws and rates.

      Income taxes have not been provided for the noncorporate entities since the entities are limited partnerships for income tax purposes. As such, the limited partnerships' earnings or losses are allocated to the partners for inclusion in their individual tax returns.

      Warranty

      Provisions are made for costs expected to be incurred in future years in connection with warranty claims made by customers.

      Research and Development

      Costs incurred in connection with the development of new products and changes in existing products and manufacturing methods are charged to operations as incurred.

      Long-Lived Assets

      In accordance with Statement of Financial Accounting Standards ("SFAS")
      No. 121, "Accounting for the Impairment of Long-Lived Assets and for
      Long-Lived Assets to Be Disposed Of," long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be not recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows.

      Segment Reporting

      The Companies, which operate in a single industry segment, manufacture and market neurosurgical medical devices. No customer accounted for 10%
      or more of the sales in 1998, 1997


                                       12


      or 1996. The Companies had foreign export sales amounting to 28.6%, 29.4% and 35.1% of total sales for the years ended December 31, 1998, 1997, and 1996, respectively.

      The export sales were made principally to the following locations for the years ended December 31, 1998, 1997 and 1996:

                                     1998        1997        1996
                                    -------     -------     -------
      Japan                           6.7%        7.1%        7.7%

      Europe                         13.3        13.1        14.8

      Elsewhere                       8.6         9.2        12.6
                                    -------     -------     -------
                    Total            28.6%       29.4%       35.1%
                                    =======     =======     =======


      Concentration of Credit Risk

      Financial instruments which potentially subject the Companies to credit risk consist primarily of trade receivables. The Companies sell primarily to customers in the healthcare industry. To reduce credit risk, the Companies perform ongoing evaluations of their customers' financial condition but do not generally require collateral.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Financial Instruments

      The carrying values reflected in the balance sheet at December 31, 1998 and 1997, reasonably approximate the fair values for accounts receivable and payable and debt. In making such assessments, Saba Medical utilizes credit reviews, quoted market prices and discounted cash flow analyses as appropriate.

4.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of the following at December 31, 1998 and 1997 (in thousands):

                                                              1998        1997
                                                            --------    --------

                  Machinery and equipment                    $2,801      $2,595
                  Office furniture and equipment              2,066       1,888
                  Leasehold improvements                        818         780
                  Construction in process                        73         209
                                                            --------    --------
                                                             $5,758      $5,472
                                                            ========    ========


                                       13


5.    CAPITAL AND STOCKHOLDERS' EQUITY

      Significant details of the equity structure of SMG, L.P. are as follows:

            The Partnership has authorized the issuance of 5,000,000, 13% accruing preferred units for an aggregate amount of $5,000,000, of which $4,171,000 has been issued to various investors for the years ended December 31, 1998 and 1997. These preferred units have an annual yield of 13% compounded quarterly on the unreturned capital plus any unpaid yield thereon from all prior quarterly periods.

            The Partnership has also issued 93,120 regular units to various unitholders, as well as 6,930 Class A Executive Units, 2,970 Class B
            Executive Units, and 1,980 Class C Executive Units to management.
            These units were issued for $.01 per unit.

            The Class A Executive Units are time vested and vest ratably over a five-year period beginning on June 29, 1994, subject to the holder remaining employed by the Companies or subject to certain other conditions as defined in the agreement of limited partnership.

            The Class B and C Executive Units are performance vested and subject to the investors achieving specific rate of return goals or certain other conditions as defined in the agreement of limited partnership.

            The purchase price, in the event that the holder should liquidate his or her interest, for nonvested executive units is the lesser of the fair market value or issue price. The purchase price for all regular units, preferred units, and Classes A, B and C executive units is the fair market value thereof as determined by the provisions of the agreement.

      The equity structure of HSNC, L.P. is similar to that of SMG, L.P. All preferred and regular units of HSNC, L.P. are held by SMMC, Inc. and SMG, L.P., while 13,841 Class A Executive Units are held by other investors at December 31, 1998.

      SMMC, Inc. has authorized 1,000 shares of $.01 par value common stock, all of which were issued to investors in June, 1994, pursuant to the formation of the Companies and remain outstanding as of December 31, 1998.

6.    DEBT

      Term Loans Payable

      On January 8, 1998, Saba Medical (through HSNC, L.P., HSNC, Inc., CNC,
      Inc. and NN, L.L.C. (the "Borrowers")) refinanced its credit agreement with Fleet Capital Corporation (the "Credit Agreement"). This $21,000,000
      agreement includes a $15,000,000 term loan together with a $6,000,000 revolving credit facility. Term loan interest is at prime plus 1.5% and interest on the revolving credit facility is at prime plus 1% and is payable monthly. The weighted average interest rate was 9.4% in 1998. The term loan matures January 8, 2004. In addition, a monthly commitment fee of 1/2 of 1% must be paid on the average unused portion of the facility.
      The effect of the refinancing is reflected in the financial statements at December 31, 1997.


                                       14


      Borrowings under the Credit Agreement are secured by 100% of the issued and outstanding common stock of HSNC, Inc. and CNC, Inc. and the issued and outstanding partnership interests of HSNC, L.P. held by SMMC, Inc. and SMG, L.P. Also pledged as collateral are substantially all of the receivables, inventory and machinery and equipment of the borrowers, along with certain other properties and rights as defined in the Credit
      Agreement.

      The Credit Agreement requires the Borrowers to comply with certain financial and nonfinancial covenants. The financial covenants specify minimum levels of interest coverage, net worth, operating cash flow and fixed charge coverage, and also specify maximum levels of capital expenditures and total indebtedness to operating cash flow, among others.
      The Companies were in compliance with or had obtained waivers for all covenants at December 31, 1998.

      Aggregate annual principal payments required on the term loan payable are due as follows (in thousands):

                        1999                        $  1,500
                        2000                           2,250
                        2001                           2,500
                        2002                           3,250
                        2003 and thereafter            4,375
                                                    ---------
                                         Total       $13,875
                                                    =========

      Subordinated Promissory Notes

      Subordinated promissory notes, including accumulated accrued interest, consist of the following at December 31, 1998 and 1997 (in thousands):

                                                           1998         1997
                                                         ---------    ---------
             11% subordinated promissory notes,
                 due June 29, 2004                        $13,703      $12,294
             11% subordinated promissory notes,
                 due January 20, 2005                       9,887        8,871
             11% subordinated promissory notes,
                 due December 30, 2006                        994          892
             11% subordinated promissory notes,
                 due March 18, 2007                         1,214        1,089
                                                         ---------    ---------
                                  Total                   $25,798      $23,146
                                                         =========    =========

      Saba Medical (through SMG, L.P.) is authorized to issue up to $20,000,000 in aggregate principal amount of 11% subordinated promissory notes of which $16,600,000 was outstanding for the years ended December 31, 1998 and 1997. These notes are payable on the earlier of the due dates shown or on the date of an initial public offering of any capital stock of SMG, L.P. following the reorganization of such entity into corporate form pursuant to that entity's agreement of limited partnership. These notes are subordinate to all indebtedness of the partnership including the indebtedness under the $21,000,000 credit agreement described above.
      Interest is payable quarterly but may be accumulated and compounded at the


                                       15


      discretion of the Companies. At December 31, 1998 and 1997, the 11% subordinated promissory notes included $9,198,000 and $6,546,000 of such cumulative interest, respectively.

      Financing costs of approximately $379,000 and $31,000 at December 31, 1998 and 1997, respectively, associated with the issuance of long-term debt are amortized on a straight-line basis over the life of the debt which does not differ materially from the effective interest method.

      During 1998, 1997 and 1996, the Companies made cash payments for interest of $1,531,000, $1,689,000 and $1,826,000, respectively.

7.    LEASES

      The Companies lease all of their facilities and certain equipment under noncancelable operating leases expiring in various years through 2004.
      Certain of the leases contain renewal options and generally require the lessee to pay all maintenance, insurance and property taxes, and are subject to periodic adjustment based on price indices or cost increases.

      Rent expense totaled $528,000, $401,000 and $487,000 in 1998, 1997 and
      1996, respectively. Included in property, plant and equipment are assets financed under capital leases with a cost of $330,000 and $276,000, and accumulated depreciation of $153,000 and $90,000 at December 31, 1998 and 1997, respectively. Future minimum cash payments for operating and capital leases as of December 31, 1998, are as follows (in thousands):

                                                       Operating      Capital
                                                       ---------     ---------
                      Year ending-
                          1999                            $372         $  82
                          2000                             264            40
                          2001                             160            15
                          2002                              45             -
                          2003 and thereafter                -             -
                                                       ---------     ---------
                                    Total                 $841           137
                                                       =========
                      Less- Interest portion                              19
                                                                     ---------
                                    Total                               $118
                                                                     =========







                                       16



8.    INCOME TAXES

      The income tax provision (benefit) consisted of the following (in thousands):

                                                    1998      1997       1996
                                                   ------    ------     ------
            Current-
                Federal                             $553       $72       $112
                State                                 48        15         42
                                                   ------    ------     ------
                                                     601        87        154

            Deferred                                (476)      (66)      (221)
                                                   ------    ------     ------
                       Total provision (benefit)    $125       $21      $ (67)
                                                   ======    ======     ======

      The Companies, through HSNC, Inc., have been granted a tax exemption related to the operations in Puerto Rico under the provisions of the Tax
      Incentives Act of 1987, as amended, which provides for a 90% exemption from payment of Puerto Rico income tax and property taxes and a 60% exemption on municipal taxes on its manufacturing operations through the year 2002. In addition, the Companies have elected the benefits of Section
      936 of the U.S. Internal Revenue Code, which, under special phase-out rules, allows the Companies to continue to use the economic activity method through December 31, 2001. The available credit exceeds the U.S.
      tax liability for 1998.

      A reconciliation of the statutory and effective income tax rate is as follows:

                                                  1998        1997        1996
                                               ---------   ---------   ---------

U.S. federal statutory rate                     (34.0%)     (34.0%)     (34.0%)
Loss of noncorporate entities for which no
    benefit is provided                          20.3        29.6        20.1
Goodwill amortization                            13.9         3.7         4.8
Other                                             0.5         1.5         4.8
                                               ---------   ---------   ---------
                     Net effective rate           0.7%        0.8%       (4.3%)
                                               =========   =========   =========











                                       17


      Deferred tax assets and liabilities at December 31 are as follows (in thousands):

                                                       Deferred Tax
                                                         Assets
                                                      (Liabilities)
                                                   ------------------
                                                     1998      1997
                                                   -------- ---------
Patents                                             $(767)   $(1,103)
Inventory reserves                                    111         88
Warranty                                               36         34
UNICAP                                                 56        129
Accrued vacation                                       52         56
Acquisition costs                                    (118)      (136)
Other, net                                             61        125
                                                   --------  --------
                 Total net deferred tax             $(569)   $  (807)
                                                   ========  ========


      The Companies made cash payments of approximately $3,000, $388,000 and $322,000 for income taxes in 1998, 1997 and 1996, respectively.

9.    EMPLOYEE BENEFIT PLANS

      The Companies maintain a defined contribution profit sharing 401(k) plan which covers all employees, with the exception of those in HSNC, Inc., who have attained age 21 and met defined service requirements. This plan provides that the Companies shall contribute an amount equal to 35% of employee contributions and may also include a discretionary amount as determined each year. The employer match is applied to employee contributions up to 5% of each employee's salary. Contributions to the Plan were $96,000, $70,000 and $53,000 in 1998, 1997 and 1996, respectively.

      The Companies maintain a cash incentive program for certain former executives of CNC, Inc. Awards granted under the program accrue interest at a simple rate of 10%. Vested benefits will be paid at the earlier of
      (a) six years from the date of grant, or (b) repayment of certain notes between certain related parties. Total grants outstanding under the program at December 31, 1998, were approximately $100,000, all of which were vested.

10.   COMMITMENTS AND CONTINGENCIES

      Litigation

      The Companies are party to various litigation which arises in the ordinary course of business. Management is of the opinion that the outcome of such litigation will not have a material adverse effect on the Companies' financial position, results of operations, or cash flows.

      During 1995, the Companies (through CNC, Inc.) reached a settlement in connection with certain patent infringement litigation. The terms of the settlement provide for future minimum royalties of $1 million per year, beginning October, 1996, through 2000. Additional royalties of up to $200,000 per year may be earned based on sales of applicable products.


                                       18


      Additional royalties of $200,000 were earned for the years ended December
      31, 1998 and 1997. There were no additional royalties earned in 1996.

      Employment Contracts

      The Companies have entered into employment agreements with certain executives. These agreements have terms ranging from one to three years and also contain noncompete and nonsolicitation requirements on the part of the executives.

11.   RELATED PARTIES

      Certain investors in the Companies perform various acquisition, legal, management and consulting services on behalf of the Companies. The total amount incurred by the Companies for these services was $113,000 in 1998, $328,000 in 1997 and $155,000 in 1996.

12.   SUBSEQUENT EVENT--GOODWILL IMPAIRMENT

      Subsequent to year-end, the Companies entered into an agreement to sell substantially all of the assets of HSNC, L.P., including the investment in its subsidiaries and NN, L.L.C., for approximately $25 million. The
      Companies expect to complete the sale in March, 1999. In accordance with SFAS No. 121, the Companies recorded a goodwill impairment loss of approximately $17 million to reduce the carrying value of the goodwill of HSNC, L.P. and CNC, Inc. to the estimated fair value based on the estimated proceeds from the sale of the assets.





                                       19


Unaudited Pro Forma Condensed Consolidated Statement of Operations

         The pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has been prepared by combining the consolidated statement of operations of the Company for the year ended December 31, 1998 with the combined consolidated statement of operations of Saba Medical Management
Co., Inc. and Saba Medical Group, L.P. and subsidiares ("Saba Medical") for the year ended December 31, 1998, adjusted to give effect to the acquisition of a portion of Saba Medical by the Company.


       (In thousands, except per share data)                            Year Ended December 31, 1998
                                                    -----------------------------------------------------------------------
                                                       Integra          Saba Medical
                                                     LifeSciences      Management Co.
                                                       Holdings       and Saba Medical    Pro Forma
                                                     Corporation         Group L.P.      Adjustments          Pro Forma
                                                    ---------------  -----------------  ---------------     ---------------
                                                                    (In thousands, except per share data)

 Statement of Operations Data
 REVENUE
 -------
 Product sales..................................... $      14,076    $       32,547     $         ---       $      46,623
 Product license fees..............................         1,290               ---               ---               1,290
 Product development...............................         1,114               ---               ---               1,114
 Research grants...................................           687               ---               ---                 687
 Royalty income....................................           288               ---             1,200  (a)          1,488
                                                    ---------------  -----------------  ---------------     ---------------
 Total revenue.....................................        17,455             2,100             1,200              51,202

 COSTS AND EXPENSES
 ------------------
 Cost of product sales.............................         7,420            15,883               ---              23,303
 Research and development..........................         8,424             2,314               ---              10,738
 Selling and marketing.............................         5,955             6,525               ---              12,480
 General and administrative........................         9,836             6,383            (2,382) (b)         14,744
                                                                                                  907  (c)
 Goodwill impairment...............................          ---             17,120           (17,120) (d)           ---
                                                    ---------------  -----------------  ---------------     ---------------
 Total costs and expenses..........................        31,635            48,225          (18,648)              61,265
                                                    ---------------  -----------------  ---------------     ---------------
 Operating loss....................................      (14,180)           (15,678)           19,848            (10,063)
 Interest income...................................         1,250               ---              ----               1,250
 Interest expense..................................          ---             (4,052)            2,653  (e)          (989)
                                                                                                  410  (f)

 Other income (expense)............................           588               776           (1,200)  (a)            164
                                                    ---------------  -----------------  ---------------     ---------------
 Net loss before income taxes......................      (12,342)           (18,954)           21,711             (9,638)
 Provision for income taxes........................           ---               125              (77)  (g)             48
                                                    ---------------  -----------------  ---------------     ---------------

 Net loss.......................................... $    (12,342)    $      (19,079)    $      21,836       $     (9,686)
                                                    ===============  =================  ===============     ===============

 Preferred dividends...............................           47                                1,000  (h)         1,047
                                                    ---------------                     ---------------     ---------------
 Net loss available to common shareholders......... $    (12,389)                              20,836       $    (10,733)
                                                    ===============                     ===============     ===============
 Net basic and diluted loss per share.............. $      (0.76)                                           $      (0.67)
                                                    ===============                                         ===============
 Average number of basic and diluted  shares
     outstanding....................................      16,139                                                  16,139   (i)
                                                    ===============                                         ===============

Unaudited Pro Forma Condensed Consolidated Statement of Operations

         The pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 has been prepared by combining the consolidated statement of operations of the Company for the three months ended March 31, 1999 with the combined consolidated statement of operations of Saba Medical for the period from January 1, 1999 to March 25, 1999, adjusted to give effect to the acquisition of a portion of Saba Medical by the Company. As of March 26, 1999, the results of the acquired portion of Saba Medical are included in the Company's results.

       (In thousands, except per share data)                          Three Months Ended March 31, 1999
                                                    ----------------------------------------------------------------------
                                                       Integra         Saba Medical
                                                     LifeSciences     Management Co.
                                                       Holdings      and Saba Medical    Pro Forma
                                                     Corporation        Group L.P.      Adjustments           Pro Forma
                                                    ---------------  ----------------- ---------------      ---------------
                                                                    (In thousands, except per share data)

 REVENUE
 -------
 Product sales..................................... $       4,605    $       7,172     $         ---        $      11,777
 Product license fees..............................           ---              ---               ---                  ---
 Product development...............................           112              ---               ---                  112
 Research grants...................................           192              ---                                    192
 Royalty income....................................            59              ---               ---                   59
                                                    ---------------  ----------------- ---------------      ---------------
     Total revenue.................................         4,968            7,172              ----               12,140

 COSTS AND EXPENSES
 ------------------
 Cost of product sales.............................         2,694            3,453               ---                6,147
 Research and development..........................         1,997              650               ---                2,647
 Selling and marketing.............................         1,579            1,321               ---                2,900
 General and administrative........................         2,226            1,334             (297)  (b)           3,490
                                                                                                 227  (c)
                                                    ---------------  ----------------- ---------------     ----------------
     Total costs and expenses......................         8,496            6,758              (70)              15,184
                                                    ---------------  ----------------- ---------------     ----------------
 Operating income (loss)...........................       (3,528)              414                70             (3,044)

 Interest income...................................          253               ---               ---                 253
 Interest expense..................................          ---             (955)               653  (e)          (259)
                                                                                                  43  (f)

 Gain on disposition of product line...............         4,161             ----               ---               4,161
 Other income (expense)............................          ---              (15)               ---                (15)
                                                    ---------------  ----------------- ---------------     ----------------
 Net income (loss) before income taxes.............           886            (556)               766       $       1,096
 Provision for income taxes........................           460              ---               ---                 460
                                                    ---------------  ----------------- ---------------     ----------------

 Net income (loss)................................. $         426    $       (556)     $         766       $         636
                                                    ===============  ================= ===============     ================

 Preferred dividends...............................            20              ---               249                 269
                                                    ---------------  ----------------- ---------------     ----------------

 Net income available to common shareholders....... $         406    $         ---     $         517       $         367
                                                    ===============  ================= ===============     ================

 Net basic income per share........................ $        0.02                                          $        0.02
                                                    ===============                                        ================
 Average number of basic shares outstanding.........       16,731                                                 16,731
                                                                                                           ================
                                                    ===============
 Net diluted income per share.......................$        0.02                                          $        0.02
                                                    ===============                                        ================
 Average number of diluted shares outstanding.......       17,256                                                 17,279   (i)
                                                    ===============                                         ===============

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

1. The pro forma results presented are based on a preliminary allocation of purchase price according to APB 16, "Accounting for Business Combinations". The purchase price has resulted in acquired goodwill and other intangible assets of approximately $13.0 million, which is being amortized on a straight-line basis over 15 years. The following is a summary of the preliminary allocation (in thousands):

               Cash..........................................   $       285
               Accounts receivable...........................         4,899
               Inventory.....................................        10,803
               Property and equipment........................         3,654
               Other assets..................................           837
               Intangible assets and goodwill................        12,983
               Accrued expenses and other liabilities........        (7,835)
               Term loan.....................................       (11,000)
                                                                -----------
                                                                $    14,626

     Not included in the pro forma adjustments is an estimated $1.1 million in costs the Company anticipates incurring over the remainder of 1999 associated with an employee retention program designed to retain personnel at the Saba Medical Wisconsin operation prior to its shutdown in July 1999.

2. The following are the pro forma adjustments for the year ended December 31, 1998 and the three months ended March 31, 1999:

(a) Reclassification of royalty income to be consistent with the Company's statement of operations presentation.

(b)     Elimination of Saba Medical amortization expense.

(c) Amortization expense to reflect the valuation of the intangible assets acquired.

(d) Elimination of the goodwill impairment charge as a result of the subsequent sale of the Saba Medical business.

(e) Elimination of interest expense related to the subordinated promissory notes not assumed in the acquisition.

(f) Reduction in interest expense to reflect the reduced level of term debt assumed in the acquisition.

(g) Reduction of federal income tax provision for 1998 to reflect the ability to file a consolidated corporate tax return.

(h) Preferred dividends accrued on the Series B Preferred Stock issued as part of the financing for the transaction.

(i) The Series B Preferred Stock was not included in the dilutive outstanding shares calculation because the result would be antidilutive.

(c)   Exhibits.
      --------

Exhibit Number
(Referenced to
 Item 601 of
Regulation S-K)     Description of Exhibit
---------------     ----------------------

       2 Asset Purchase Agreement dated March 29, 1999 among Heyer-Schulte NeuroCare, L.P., Neuro Navigational, L.L.C., Integra NeuroCare LLC and Redmond NeuroCare LLC.+

       4.1 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Integra LifeSciences Corporation dated March 12, 1999.+

       4.2 Warrant to Purchase 60,000 Shares of Common Stock of Integra LifeSciences Corporation issued to SFM Domestic Investments LLC.+

       4.3 Warrant to Purchase 180,000 Shares of Common Stock of Integra LifeSciences Corporation issued to Quantum Industrial Partners LDC.+

       10.1 Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 29, 1999 among Integra LifeSciences Corporation, Quantum Industrial Partners LDC and SFM Domestic Investments LLC.+

       10.2 Registration Rights Agreement dated March 29, 1999 among Integra LifeSciences Corporation, Quantum Industrial Partners LDC and SFM Domestic Investments LLC.+

       10.3 Amended and Restated Loan and Security Agreement dated March 29, 1999 among the Lenders named therein, Fleet Capital Corporation, Integra NeuroCare LLC and other Borrowers named therein.+

       10.4 Substituted and Amended Term Note dated March 29, 1999 by Integra NeuroCare LLC, Redmond NeuroCare LLC, Heyer-Schulte NeuroCare, Inc. and Camino NeuroCare, Inc. to Fleet Capital Corporation.+

       23           Consent of Arthur Andersen LLP.

       99 Press Release issued by Integra LifeSciences Corporation on March 29, 1999.+

-----------------------------
+ Indicated Exhibits were filed on April 13, 1999 with the Company's Current Report on Form 8-K.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTEGRA LIFESCIENCES HOLDINGS CORPORATION



Date:  June 11, 1999                  By:   /s/ Stuart M. Essig
                                          --------------------------------
                                          Stuart M. Essig, President and
                                          Chief Executive Officer

                                  Exhibit Index
                                  -------------

Exhibit Number
(Referenced to
 Item 601 of
Regulation S-K)            Description of Exhibit
---------------            ----------------------

       2 Asset Purchase Agreement dated March 29, 1999 among Heyer-Schulte NeuroCare, L.P., Neuro Navigational, L.L.C., Integra NeuroCare LLC and Redmond NeuroCare LLC.+

       4.1 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Integra LifeSciences Corporation dated March 12, 1999.+

       4.2 Warrant to Purchase 60,000 Shares of Common Stock of Integra LifeSciences Corporation issued to SFM Domestic Investments LLC.+

       4.3 Warrant to Purchase 180,000 Shares of Common Stock of Integra LifeSciences Corporation issued to Quantum Industrial Partners LDC.+

       10.1 Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 29, 1999 among Integra LifeSciences Corporation, Quantum Industrial Partners LDC and SFM Domestic Investments LLC.+

       10.2 Registration Rights Agreement dated March 29, 1999 among Integra LifeSciences Corporation, Quantum Industrial Partners LDC and SFM Domestic Investments LLC.+

       10.3 Amended and Restated Loan and Security Agreement dated March 29, 1999 among the Lenders named therein, Fleet Capital Corporation, Integra NeuroCare LLC and other Borrowers named therein.+

       10.4 Substituted and Amended Term Note dated March 29, 1999 by Integra NeuroCare LLC, Redmond NeuroCare LLC, Heyer-Schulte NeuroCare, Inc. and Camino NeuroCare, Inc. to Fleet Capital Corporation.+

       23           Consent of Arthur Andersen LLP.

       99 Press Release issued by Integra LifeSciences Corporation on March 29, 1999.+

-----------------------------
+ Indicated Exhibits were filed on April 13, 1999 with the Company's Current Report on Form 8-K.